Exhibit 10.9

Tripadvisor, Inc.

Deferred Compensation Plan for Non-Employee Directors (Amended and Restated on July 24, 2025)

1.
PURPOSE. The purpose of the Tripadvisor, Inc. Deferred Compensation Plan for Non- Employee Directors (this "Plan") is to provide non-employee directors of Tripadvisor, Inc., a Nevada corporation (or any successor thereto) (the "Company"), with an opportunity to defer, on the terms and conditions set forth herein, the compensation paid to them.

All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Company's 2023 Stock and Annual Incentive Plan as amended from time to time, or any successor plan (the "Stock Plan").

2.
ELIGIBILITY. Any member of the Board of Directors of the Company (the "Board") who is not an employee of the Company (an "Eligible Individual") is eligible to participate in this Plan.

3.
ELECTION TO DEFER COMPENSATION.

(a)
Any Eligible Individual shall be entitled to defer compensation payable to such Eligible Individual for services (including any periodic and/or annual retainer, Board and committee meeting fees (including any special committee fees) and any additional retainer payable for services as a chair or member of a committee of the Board but excluding expense reimbursements, amounts realized upon the sale of stock or any other amounts paid to the Eligible Individual) performed as a director of the Company, such compensation to include both fees payable in cash ("Cash Awards") and fees payable in awards of shares of Common Stock ("Equity Awards" and, together with Cash Awards, the "Director Fees"). An Eligible Individual newly elected or appointed to the Board who has not performed services for the Company or its subsidiaries during the 24-month period ending on the date of the Eligible Individual's election or appointment to the Board may elect to defer Director Fees within the 30-day period following his or her initial election or appointment to the Board, which election shall apply only to Director Fees earned for services performed after the date of such election. An Eligible Individual currently serving on the Board who has either (i) not previously elected to defer Director Fees or (ii) discontinued (or wishes to modify) a prior election to defer Director Fees may elect to defer Director Fees (or modify an existing deferral election) by giving written notice to the Company on or prior to December 15 of each year (or such other date as may be determined from time to time by the Secretary of the Company in accordance with Section 9 of this Plan and in compliance with applicable law).
(b)
Any such election described in the immediately preceding sentence shall only apply to Director Fees earned for services performed during the calendar year following such written notice. The effectiveness of a given election shall continue until the Eligible Individual's Separation from Service, as defined in Section 13 of the Plan, or until the end of the calendar year during which the Eligible Individual gives the Company written notice of its discontinuance or modification, whichever shall occur first. Any notice of discontinuance or modification shall operate prospectively from the first day of the calendar year following the receipt of such written notice by the Secretary of the Company, and Director Fees payable during any subsequent calendar year either shall be paid (absent any timely future deferral election) or deferred in accordance with the terms of the discontinuance or modified election, as applicable; provided, however, that Director Fees theretofore deferred shall continue to be deferred and shall be paid in accordance with the notice of election pursuant to which they were deferred. All written notices regarding deferral elections and/or the discontinuance or modification of prior deferral elections shall be made on a form prescribed by the Company.

(c)
An Eligible Individual may elect to defer receipt of (i) all or a specified portion of the Cash Award and (ii) no less than all of the Equity Awards. Such election shall be made in writing, on a form prescribed by the Company, and shall include:
(i)
the percentage or amount of the Cash Award to be deferred (the "Deferred Cash Award") and its allocation between the "Cash Fund" or "Share Units"; and
(ii)
an election to defer all (or none) of the Equity Awards (the "Deferred Equity

Awards").

4.
DEFERRED COMPENSATION ACCOUNTS. The Company shall establish a book- entry account for each Eligible Individual to record the Eligible Individual's Deferred Cash Award (the "Deferred Cash Account"). In the case of the Eligible Individual's Deferred Equity Award, the Company shall establish a book-entry account for each Eligible Individual to record the Eligible Individual's Deferred Equity Awards (the "Deferred Equity Account").

(a)
For Deferred Cash Awards allocated by the Eligible Individual to the Cash Fund:

(i)
at the time the Director Fees otherwise would have been payable, the Company will credit the Deferred Cash Account with the amount of the Deferred Cash Award that the Eligible Individual has elected to defer; and
(ii)
at the end of each calendar year or portion of a year, the Deferred Cash Account will be credited with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of JP Morgan Chase Bank (including any successor thereto or such other financial institution that may be selected from time to time by the Secretary of the Company in accordance with paragraph 9 of the Plan and in accordance with applicable law) for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Deferred Cash Account during such year or portion thereof.
(b)
For Deferred Cash Awards allocated by the Eligible Individual to Share Units:

(i)
at the time the Director Fees would otherwise have been payable, (A) the Deferred Cash Account will be credited with the amount of the Deferred Cash Award that the Eligible Individual has elected to defer and (B) such amount of the Deferred Cash Award shall be converted on such date in book entry to a number of "Share Units" (computed to the nearest 1/1000 of a share) equal to the number of shares of Common Stock that could have been purchased on such date with such amount of Deferred Cash Award, using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Global Market ("Nasdaq") or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;
(ii)
on each date on which a cash dividend is paid on the Common Stock, the Deferred Cash Account will be credited with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of cash dividends payable on the number of shares of Common Stock equal to the number of Share Units in the Eligible Individual's Deferred Cash Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in

Section 4(b)(i) above, provided that, with respect to the payment of any other dividends, the Share Units in the Deferred Cash Account shall be adjusted in the manner provided in Section 6(d); and

(iii)
on the date of the occurrence of any event described in Section 6(d) below, the Deferred Cash Account will be credited with the number of Share Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with Sections 6(d) and 9 of this Plan and in accordance with applicable law.
(c)
With respect to Deferred Equity Awards:

(i)
at the time the Equity Awards would otherwise have been granted, Deferred Equity Awards shall be credited to the Deferred Equity Account in the form of Share Units. For the avoidance of doubt, any Share Units in the Deferred Equity Account, and any related dividend equivalents, shall remain subject to forfeiture and vesting in accordance with the terms of the applicable award agreement governing the Deferred Equity Awards.
(ii)
on each date on which a cash dividend is paid on the Common Stock, the Deferred Equity Account will be credited with the number of Share Units (computed to the nearest 1/ l 000 of a share) which theoretically could have been purchased with the amount of cash dividends payable on the number of shares of Common Stock equal to the number of Share Units in the Eligible Individual's Deferred Equity Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in Section 4(b)(i) above, provided that, with respect to the payment of any other dividends, the Share Units in the Deferred Equity Account shall be adjusted in the manner provided in Section 6(d); and
(iii)
on the date of the occurrence of any event described in Section 6(d) below, the Deferred Equity Account will be credited with the number of Share Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with Sections 6(d) and 9 of this Plan and in accordance with applicable law.

5.
VALUE OF DEFERRED COMPENSATION ACCOUNTS.

(a)
The value of the Eligible Individual's Deferred Cash Account on any date shall consist of (a) in the case of the Cash Fund, the sum of the Deferred Cash Award credited in accordance with Section 4(a) above and the Interest Equivalents credited through such date, and
(b)
in the case of the Share Units, the Fair Market Value of the corresponding number of shares of Common Stock on such date. An Eligible Individual's Deferred Cash Account shall be credited with Interest Equivalents or additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Eligible Individual's Deferred Cash Account.

(b) The value of the Eligible Individual's Deferred Equity Account on any date shall consist of the Fair Market Value of the corresponding number of shares of Common Stock on such date. An Eligible Individual's Deferred Equity Account shall be credited with additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Eligible Individual's Deferred Equity Account.

6.
PAYMENT OF DEFERRED CASH AWARD AND DEFERRED EQUITY AWARD.

No payment shall be made from an Eligible Individual's Deferred Cash Account or Deferred Equity

Account except as follows:

(a)
The balance of Deferred Cash Award and Interest Equivalents in an Eligible Individual's Deferred Cash Account credited to the Cash Fund shall be paid in cash in a lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual's Separation from Service occurs.
(b)
The balance of Deferred Cash Award and Interest Equivalents in an Eligible Individual's Deferred Cash Account credited to Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the Eligible Individual's Deferred Cash Account. This payment will be made in a lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual's Separation from Service occurs. A cash payment in lieu of a fractional share of Common Stock issuable in respect of a fractional Share Unit, if applicable, shall be made with the last payment.

(c)
The balance of Deferred Equity Award in an Eligible Individual's Deferred Equity Account will be settled in shares of Common Stock equal to the whole number of Share Units in the Eligible Individual's Deferred Equity Account in lump sum on January 15 of the calendar year following the calendar year in which the Eligible Individual's Separation from Service occurs. A cash payment in lieu of a fractional share of Common Stock issuable in respect of a fractional Share Unit, if applicable, shall be made with the last payment.

(d)
In the event of a Corporate Transaction or a Share Change, the Board or the Compensation Committee of the Board (or such other Committee as the Board may from time to time designate) (the "Committee") shall make such equitable substitutions or adjustments in the aggregate number of Share Units in an Eligible Individual's Deferred Cash Account or Deferred Equity Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board or the Committee deems appropriate. Any successor corporation or other acquirer of the Company shall be required to assume the Company's obligations hereunder and substitute an appropriate number of shares of stock or other equity measure of such successor entity for Share Units.
7.
ELIGIBLE INDIVIDUAL'S RIGHTS UNSECURED. The right of an Eligible Individual to receive any unpaid portion of the Eligible Individual's Deferred Cash Account and/or Deferred Equity Account shall be an unsecured claim against the general assets of the Company.
8.
NONASSIGNABILITY. The right of an Eligible Individual to receive any unpaid portion of the Eligible Individual's Deferred Cash Account and/or Deferred Equity Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

9.
ADMINISTRATION. This Plan shall be administered by the Secretary or Assistant Secretary of the Company, each of whom shall individually have the authority to interpret the Plan, establish, amend and rescind rules and regulations, make factual determinations and take any action necessary for the administration of the Plan. The Secretary or Assistant Secretary may delegate administrative duties and consult with advisors as needed. The Secretary or Assistant Secretary may establish separate sub-accounts for deferrals made in respect of different Plan years and may prescribe additional procedures for the administration of deferred Equity Awards.

10.
SETTLEMENT OF SHARE UNITS. Share Units in Deferred Cash Accounts and Deferred Equity Accounts of all eligible directors, and, subject to Section 6(d) of the Plan, shall be issued from the Company's Stock Plan, subject to adjustment as provided in herein.

11.
CONDITIONS UPON ISSUANCE OF COMMON STOCK. Shares shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

12.
AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by either the Committee or the Board; provided, however, that no such amendment, modification or termination shall, without the consent of an Eligible Individual, adversely affect such Eligible Individual's rights with respect to amounts theretofore accrued to the Eligible Individual's Deferred Cash Account or Deferred Equity Account and any amendment or termination of the Plan shall be effected m accordance with the requirements of Section 409A of the Code.

13.
SECTION 409A OF THE CODE.

(a)
The terms and conditions of the Plan are intended to comply (and shall be interpreted in accordance) with Section 409A of the Code and the regulations thereunder.
(b)
For purposes of this Plan, "Separation from Service" shall mean a "separation from service," as defined in Section 409A of the Code.
(c)
No action shall be taken under the Plan that will cause any Deferred Cash Account or Deferred Equity Account to fail to comply in any respect with Section 409A of the Code without the written consent of the Eligible Individual.

(d)
Any adjustments to Share Units, Deferred Equity Units and/or cash payments made pursuant to paragraph 6(c) shall be made (i) in compliance with the requirements of Section 409A of the Code and (ii) in such a manner as to ensure that after such adjustment and/or cash payment the Share Units, Deferred Equity Units and Deferred Fees comply with the requirements of Section 409A of the Code.
(e)
Notwithstanding any other provision of this Plan to the contrary, if the Eligible Individual is a Specified Employee at the time of his or her Separation from Service, any payment to be made to an Eligible Individual upon his or her Separation from Service shall be delayed until the earlier of (i) first day of the seventh month following his or her Separation from Service or (ii) the Eligible Individual's death. For purposes of this Plan, "Specified Employee" shall mean any Eligible Individual who is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st. All Eligible Individuals who are determined to be key employees under Section 416(i)(l)(A)(i), (ii) or (iii) (without regard to paragraph (5) thereof) of the Code on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the following April 1st.

(t) For purposes of this Plan, "Disability" shall mean a disability within the meaning of Section 409A of the Code.

TRIPADVISOR, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN ELECTION

Pursuant to this Plan, as an Eligible Individual, the undersigned hereby elects to make the following elections regarding the deferral of Director Fees:

Cash Awards - (check box, if applicable)

Pursuant to Section 4 of the Deferred Compensation Plan for Non-Employee Directors (the "Plan"), the undersigned hereby elects to defer % of all future payments with respect to the annual cash retainer fees for service on the Board of Directors of the Company and committees thereof in accordance with the terms of the Plan.

Of such amount, % shall be deferred to Share Units representing shares of TripAdvisor Common

Stock and % shall be deferred to the Cash Fund.

Equity Awards - (check box, if applicable)

Pursuant to Section 4 of the Plan, the undersigned hereby elects to defer 100% of any Equity Awards granted for service on the Board of Directors of the Company. Deferred Equity Awards will be credited on the Grant Date to a Deferred Equity Account in the form of Share Units.

The foregoing election(s) will apply only to Director Fees earned for services performed after December 31, 2025, and the election will remain in effect until the end of the calendar year during which you give Tripadvisor written notice of its discontinuance or modification.

Except as otherwise provided by the Plan, the compensation deferred pursuant to this election and any subsequent election is to be paid to the undersigned in a single lump-sum payment in cash or shares of Common Stock, as the case may be, to be paid on January 15 of the year following the year in which the undersigned's Separation from Service occurs.

It is understood that this election must be submitted to the Secretary of the Company by December 15, 2025 for directors to begin deferrals for payments otherwise to be received beginning in the next calendar year.

The undersigned hereby acknowledges that this election is subject to the terms of the Plan. Date:

Name:

Received on behalf of TripAdvisor, Inc.:

Date:

By: Name: Title: